Exhibit 99.1

DYNAMIC GOLD CORP.

Suite 506 - 675 West Hastings Street · Vancouver · British Columbia · V6B 1N2

Telephone:  (604) 681-3131    Facsimile:  (604) 408-3884

NEWS RELEASE

June 6, 2008	OTC BB Trading Symbol: DYGO

DYNAMIC GOLD CORP. COMPLETES A NATIONAL INSTRUMENT 43101 TECHNICAL REPORT ON THE SUPER MAMMOTH GRAVEL PROJECT

Dynamic Gold Corp. (the “Company”) is pleased to announce that it has completed a comprehensive National Instrument 43-101 compliant report on the Super Mammoth Gravel Project. The NI 43-101 report was prepared in accordance with the guidelines of National Instrument 43-101 “Standards of Disclosure for Mineral Projects” and is based on data and geological information gathered from public sources, assessment files, historical information, British Columbia provincial government maps and reports. The source information of data presented in this report discusses the geology and mineral potential of the Super Mammoth Gravel project and is believed to be reliable and accurate. The Super Mammoth Gravel Project consists of two mineral claim tenures that are each approximately 124.1 hectares in size, for a total of 248.2 hectares. A detailed report used in obtaining aggregate samples was filed and accepted by the British Columbia’s Gold commissioner’s office in September 2007. The claims are currently in good standing until their respective anniversary dates which include November 6, 2014 (Northern Gravel) and January 19, 2015 (Super Mammoth).

The Super Mammoth Gravel Project is located at Lloyd Point on the east arm of Toba Inlet situated 50 kilometers east of Campbell River, British Columbia, Canada and 28 kilometers north of Powell River on the British Columbia mainland. The existence of the Super Mammoth gravel deposit has been identified by Lands and Water British Columbia Inc. and has been the subject of numerous preliminary investigations over the years, with the potential to host a year round future sand and gravel aggregate operation with tidewater access that could supply growing demand for a range of raw materials to both British Columbia, Washington State, California, Hawaii and other United States and Pacific Rim coastal construction markets.  The Super Mammoth Gravel Project is situated on tidewater between sea level to about 300 meters in elevation that comprises a sorted accumulation of sand and gravel that is considered desirable for supplying construction aggregates. The ongoing supply concerns combined with dwindling supply, strong demand and high costs associated with securing and permitting new gravel reserves near urban areas, has increased pressure to begin developing known reserves situated on British Columbia’s coast.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Tim Coupland, President and CEO

Dynamic Gold Corp.

Tel 604.681.3131           Fax 604.408.3884

On behalf of the Board of Directors of

DYNAMIC GOLD CORP.

Tim Coupland

President & CEO

This news release contains certain statements that may be deemed “forward-looking statements”.  All statements in this release, other than statements of historical fact, that address future production, reserve potential, exploration drilling,  exploitation activities and events or developments that the Company expects to occur, are forward looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans” “anticipates”, “believes”, “intends”, “estimates”, “projects”, “potential” and similar expressions, or that events or conditions “will”, “would”, “may”, “could” or “should” occur.  Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.  Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements.  Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions.  Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements.  Forward looking statements are based on the beliefs, estimates and opinions of the Company’s management on the date the statements are made.  The Company undertakes no obligation to update these forward-looking statements in the event that management’s beliefs, estimates or opinions, or other factors, should change.  For further information investors should review the Company’s filings that are available at www.edgar.com or contact Tim Coupland, President at (604) 681-3131.